CHINA RECYCLING ENERGY GROUP, INC.

SHAREHOLDERS AGREEMENT

November 16, 2007

-i-

TABLE OF CONTENTS
(continued)

-ii-

TABLE OF CONTENTS
(continued)

		Page

10.5	Entire Agreement; Prior Agreements; Conflicts	23
10.6	Severability	23
10.7	Counterparts; Facsimile	23
10.8	Titles and Subtitles	23
10.9	Further Assurances	23
10.10	Costs of Enforcement	24
10.11	Interpretation; Captions	24
10.12	Consent Required to Amend, Terminate or Waive	24
10.13	Endorsement of Share Certificates	24
10.14	Implementation of this Agreement	24

-iii-

SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT (this "Agreement") is entered into as of November 16, 2007 between:

(i)    China Recycling Energy Corporation, a company incorporated and existing under the Laws of the State of Nevada (the "Company");

(ii)   Carlyle Asia Growth Partners III, L.P., a limited partnership organized under the Laws of the Cayman Islands ("CAGP");

(iii)  CAGP III Co-Investment, L.P., a limited partnership organized under the Laws of the Cayman Islands (together with CAGP, the "Investor");

(iv)  Hanqiao Zheng, an individual; and

(v)  Ping Sun, an individual (each of Hanqiao Zheng and Ping Sun a "Principal Shareholder" and collectively the "Principal Shareholders," and together with the Investor, and each shareholder of the Company who subsequently becomes a party to this Agreement, the "Shareholders").

The Company and the Shareholders are referred to herein as "Parties" collectively and a "Party" individually.

RECITALS

WHEREAS, the Company, the Investor, Sifang and TCH, have entered into that certain Stock and Notes Purchase Agreement, dated as of November 16, 2007 (the “Purchase Agreement”), pursuant to which the Investor (a) has subscribed for 4,066,706 newly issued Common Shares (the “Investor Shares”), and (b) shall purchase a 10% Senior Secured Convertible Promissory Note in the principal amount of US$5,000,000 (the “First Note”) and, subsequently, a 5% Senior Secured Convertible Promissory Note in the principal amount of US$15,000,000 (the “Second Note” and together with the First Note, the “Notes”) of the Company;

WHEREAS, the Principal Shareholders have pledged to the Investor certain of the Common Shares held by them as security for the full and punctual observance and performance of the covenants and agreements contained in the Notes pursuant to that certain Share Pledge Agreement, dated as of November 16, 2007 (the “Pledge Agreement”), between the Principal Shareholders and the Investor;

WHEREAS, it is a condition to the Initial Closing (as defined in the Purchase Agreement) that the Parties enter into this Agreement;

WHEREAS, the Parties intend that this Agreement shall take effect subject to and immediately following the Initial Closing (the “Effective Date”); and

WHEREAS, the Company and the Shareholders desire to confirm their agreement regarding certain matters pertaining to the ownership, operation, management and governance of the Company and their respective rights and obligations in connection therewith.

WITNESSETH

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the Parties hereby agree as follows:

1.

DEFINITIONS

1.1

Definitions.  The following terms when used in this Agreement shall have the meanings as set forth below.

“Affiliate” means (i) in the case of an entity, any Person who or which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with any specified Person, or (ii) in the case of an individual, such individual’s spouse, children, grandchildren or parents or a trust primarily for the benefit of any of the foregoing.

“Agreement” has the meaning provided in the preamble hereto.

“Arbitration Notice” has the meaning provided in Section 9.2(b) hereto.

“Articles of Incorporation” means the articles of incorporation of the Company, as amended, as in effect as of the date thereof.

“Board” means the board of directors of the Company.

“Business Day” shall mean any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in Hong Kong, the People’s Republic of China or New York.

“Company” has the meaning provided in the preamble hereto.

“Company Group” means the Company, Sifang and THC.

“Common Shares” means the common shares, par value US $0.001, of the Company.

“Contract” means all loan agreements, deeds, letters of credit (including credit application forms and settlements of obligation relating thereto), mortgages, collateral agreements, pledge agreements, trust deeds, notes, bonds, guarantees, guarantee obligations, licenses, franchises, permissions, powers of attorney, purchase orders, leases, and other consents, agreements, certificates, certificates of indebtedness, proposals, commitments, arrangements and understandings (whether written or oral), to which such Person is a party, or which binds or affects such Person or such Person’s properties or assets (including subsequent amendments, supplements, waivers or modifications thereof).

“control” means, when used with respect to any Person, power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and “controlling” and “controlled” have meanings correlative to the foregoing.

“Dispute” has the meaning provided in Section 9.2(a) hereto.

“Effective Date” has the meaning provided in the recitals hereto.

“Exchange Act” shall mean the U.S. Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time.

“Exchange” means the National Association of Securities Dealers Automated Quotations mainboard, the New York Stock Exchange or the American Stock Exchange.

“Exchange Listing” means the a listing of the Common Stock on an Exchange in accordance with Section 6.8.

“First Note” has the meaning set forth in the recitals hereto.

“Fully Diluted Percentage Ownership” means, with respect to any holder of Securities, a percentage represented by the fraction, (a) the numerator of which is the the number of shares of Common Stock then held by such holder (after giving effect to the number of shares of Common Stock that such holder would hold upon the conversion or exercise of all Securities held by such holder), and (b) the denominator of which is the Number of Shares of Common Stock on a Fully Diluted Basis. For the purposes of the determination of the Fully Diluted Percentage Ownership of any Shareholder, Shareholders that are Affiliates to each other and Shareholders that are funds and have a common investment manager may, in each case, aggregate the number of shares held by them.

“GAAP” means generally accepted accounting principles in the United States, applied on a consistent basis.

“Governmental Approval” means any consent, approval, permission, waiver of right, authorization, acceptance, franchise, business permission, agreement, license, certificate, exemption, order, registration, affidavit, filing, report or notice made by any Governmental Authority, or between Governmental Authorities, or to any Governmental Authority.

“Governmental Authority” means any country or government, or international organization with which more than one country or government is affiliated, or any state or local government, authority, ministry or sub-organization thereof.

“HKIAC” has the meaning provided in Section 9.2(c) hereto.

“Indebtedness” shall mean (i) indebtedness for borrowed money, including indebtedness evidenced by a note, bond, debenture or similar instrument, and any guarantees, endorsements or keep-well obligations or other contingent obligations in respect thereof, (ii) obligations to pay rent or other amounts under any lease of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet under GAAP, but excluding leases of capital equipment entered into in the ordinary course of business not deemed material under GAAP in the applicable Person’s financial statements, in each case consistent with past practice, or (iii) obligations in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person.

“Indemnifiable Loss” means, with respect to any Person, any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature.  Notwithstanding anything to the contrary provided in the preceding sentence, “Indemnifiable Loss” shall include, but shall not be limited to, (i) interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by such Person and (ii) any taxes that may be payable by such Person by reason of the indemnification of any Indemnifiable Loss hereunder, other than taxes that would have been payable notwithstanding the event giving rise to indemnification.

“Initial Closing” has the meaning assigned to such term in the Purchase Agreement.

“Intellectual Property” has the meaning assigned to such term in the Purchase Agreement.

“Investor” has the meaning provided in the preamble hereto.

“Investor Directors” has the meaning provided in Section 4.1(b) hereto.

“Investor Refusal Period” has the meaning provided in Section 5.2 hereto.

“Investor Shares” has the meaning set forth in the recitals hereto.

“Key Employee” means, with respect to any Person, the president, chief executive officer, the chief financial officer, the chief operating officer, the chief technical officer, the chief sales and marketing officer, the general manager, any other manager with the title of “vice-president” or higher, or any other employee with responsibilities similar to any of the foregoing, of such Person.  For purposes of this Agreement, “Key Employee” includes any current Key Employee of Yingfeng who will be executing an employment agreement with TCH as contemplated by the Purchase Agreement.

“Law” means (a) any constitution, treaty, statute, law (including, where applicable, common law), Governmental Authority ordinance, ministry ordinance and any other regulation, (b) any Governmental Approval, and (c) any order, decision, adjudication, decision on appeal, judgment and any other binding decision by any Governmental Authority, or agreement with any Governmental Authority.

“Lien” means any mortgage, pledge, claim, security interest, encumbrance, title defect, lien, charge or other restriction or limitation.

“Management Incentive Plan” has the meaning assigned to such term in the Purchase Agreement.

“Material Adverse Effect” means, in connection with a Person, a material adverse effect on the general condition, business operations, financial conditions (whether present or future), assets or liabilities, capital stock, business results or prospects of such Person.

“Notes” has the meaning set forth in the recitals hereto.

“Number of Shares of Common Stock on a Fully Diluted Basis” means the aggregate of the number of (i) issued shares of Common Shares at the relevant time, and (ii) if any Securities convertible into shares of Common Shares are issued, or any Securities the holder of which is entitled to exercise any acquisition right for shares of Common Shares are issued, the number of shares of Common Shares to be issued or acquired when such Securities are converted or exercised on the then-effective terms and conditions.

“Organizational Documents” of a Person means, as applicable, such Person’s certificate or articles of incorporation, by-laws or regulations of its board of directors, regulations of the board of statutory auditors, regulations of stock handling, commercial register, all minutes with respect to board and general shareholders’ meetings, and other organizational documents.

“Parties” has the meaning provided in the preamble hereto.

“Permits” has the meaning assigned to such term in the Purchase Agreement.

“Person” means any natural person, enterprise, partnership, non-corporate entity, corporate entity, corporation, trust, business trust, a Governmental Authority or other organization.

“Pledge Agreement” has the meaning set forth in the recitals hereto.

“Proposed Transfer” has the meaning provided in Section 5.2 hereto.

“Proposed Transferee” has the meaning provided in Section 5.2 hereto.

“Principal Shareholder” has the meaning provided in the preamble hereto.

“Purchase Agreement” has the meaning set forth in the recitals hereto.

“Qualified Accounting Firm” has the meaning provided in Section 6.9 hereto.

“Registration Rights Agreement” means the Registration Rights Agreement entered into as of the date hereof between the Company and the Investor.

“Relevant Shares” has the meaning provided in Section 5.2 hereto.

“Rights Issuance Entitlement” has the meaning provided in Section 3.1 hereto.

“Rights Offering Notice” has the meaning provided in Section 3.2 hereto.

“Sale Notice” has the meaning provided in Section 5.2 hereto.

“Sale Price” has the meaning provided in Section 5.2 hereto.

“Second Note” has the meaning set forth in the recitals hereto.

“Securities” means any Common Shares and any securities which are convertible into any Common Shares or any option or right to subscribe for or acquire any Common Shares.

“Securities Act” means the U.S. Securities Act of 1933, as amended and interpreted from time to time.

“Selling Shareholder” has the meaning provided in Section 5.2 hereto.

“Shareholders” has the meaning set forth in the preamble hereto.

“Sifang” means Sifang Holdings Co., Ltd., a company organized under the Laws of the Cayman Islands.

“TCH” means Shanghai TCH Energy Technology Co., Ltd., a wholly-foreign-owned enterprise organized under the Laws of the People’s Republic of China.

“Transaction Documents” means this Agreement, the Purchase Agreement, the  Registration Rights Agreement and the Pledge Agreement, and each of the agreements and other documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“Transfer” has the meaning provided in Section 5.1 hereto.

“Yingfeng” means Xi’an Yingfeng Science and Techology Co., Ltd.

1.2

Interpretations.  For all purposes of this Agreement, except as otherwise expressly provided, (i) the terms defined in Section 1.1 shall have the meanings assigned to them in Section 1.1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under generally accepted accounting principles in the United States, (iii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (vi) all references in this Agreement to designated Schedules, Exhibits and Annexes are to the Schedules, Exhibits and Annexes attached to this Agreement unless explicitly stated otherwise, (vii) “or” is not exclusive, (viii) the term “including” will be deemed to be followed by “, but not limited to,” and (ix) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive.

2.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

Each of the Company and the Principal Shareholders represents and warrants as of the date of this Agreement, to the Investor, as follows:

2.1

Authorization and Binding Effect.  The Company is duly incorporated and validly existing under the laws of the State of Nevada and has full power and authority under all of its applicable Organizational Documents and applicable Law to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and each of the Principal Shareholders, the performance by each of such Persons of its or their obligations hereunder, and the consummation by each of such Persons of the transactions contemplated hereby have been or will be, prior to the Initial Closing, duly authorized by all requisite action, corporate or otherwise, by such Person. Each of the Company and the Principal Shareholders has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding agreement of the Company and each of the Principal Shareholders enforceable in accordance with its terms.

2.2

No Conflicts.  The execution and delivery of this Agreement, the performance of obligations under this Agreement and the performance of the transactions contemplated by this Agreement, in each case by the Company and each Principal Shareholder, shall not cause, or with notice or the lapse of time or both cause, any of the following:

(a)

a breach, a contravention or a violation of any provision of any applicable Organizational Document of the Company or provisions of any applicable Law;

(b)

the Company or any Principal Shareholder being obliged to make any payment to or perform any other obligation for a third party (excluding obligations arising due to its obligations under this Agreement or transactions contemplated by this Agreement); or

(c)

a breach of any provision of any Contract by which the Company or any Principal Shareholder is bound, or an event of default under any such Contract or any entitlement on the part of any party to any such Contract to (i) declare any breach of such Contract, (ii) accelerate performance of any obligation under such Contract, or (iii) cancel, terminate or amend such Contract (provided, however, that any such breach or event of default not causing a material adverse effect to the Company or the rights and obligations of the Investor shall be excluded).

2.3

Ownership.  As of the date hereof, the Common Shares held by each of the Principal Shareholders as set forth on Exhibit A represent such Principal Shareholder’s entire equity ownership position in the Company and such Principal Shareholder has acquired and made full payment for all Common Shares held by such Principal Shareholder and owns such Common Shares free and clear of any Liens (other than the Security Interests (as defined in the Pledge Agreement)).

2.4

No Governmental Approval.  No Governmental Approval or third-party approval is required for the execution and delivery of this Agreement by the Company or any Principal Shareholder, the performance by any such Person of such Person’s obligations under this Agreement, and the performance of the transactions contemplated by this Agreement.

3.

PREEMPTIVE RIGHTS

3.1

Preemptive Rights.  If the Company is planning to issue or grant any Securities (it being understood that such issuance in this Section 3 is subject to Section 6.1 and includes any transfer of treasury shares), the Investor shall have the right (and not any obligation) to purchase from the Company such number (its “Rights Issuance Entitlement”) of relevant Securities as would maintain its Fully Diluted Percentage Ownership as of the date of the Rights Offering Notice at a price and on terms and conditions at least as, if not more, favorable than those offered to any other party.

3.2

Issuance of Securities.  If the Company is planning to issue or grant any Securities, it shall give prior written notice to the Investor specifying its intention to issue such Securities (such notice to specify the type, price, timing of issuance or grant, and other terms and conditions of the Securities to be issued or granted by the Company) (the “Rights Offering Notice”). The Investor may elect to exercise all or any portion of its Rights Issuance Entitlement by giving the Company written notice specifying the type and number of Securities it intends to purchase (up to its Rights Issuance Entitlement) within thirty (30) days after the date of receipt of the Rights Offering Notice from the Company, and the Company shall not issue or grant, or execute any agreement to issue or grant, the relevant Securities during such thirty-day period. If the Investor has not exercised its right under Section 3 of this Agreement within such thirty-day period, the Company shall be entitled to issue or grant the Securities specified in the relevant Rights Offering Notice with respect to which such right as was not exercised at a price and on terms and conditions no more favorable to the subscriber or purchaser than those specified in the relevant Rights Offering Notice, within ninety (90) days after the expiry of the thirty-day period. Any non-exercise of the right under Section 3 of this Agreement by the Investor on any issuance or grant shall not adversely affect the rights of the Investor to purchase any Securities issued or granted thereafter.

3.3

Assignability of Rights.  The rights under this Section 3 are not separately assignable from the Securities.

3.4

Exceptions.  This Section 3 shall not apply to the following issuances and grants by the Company:

(a)

the issuance of Common Shares upon the conversion of any Securities (including the Notes);

(b)

the issuance or grant of Securities pursuant to the Management Incentive Plan;

(c)

the issuance of Common Shares as part of any stock split; and

(d)

the issuance of any Securities at the time of a merger, spin-off, share exchange or other reorganization.

4.

CORPORATE GOVERNANCE

4.1

Board of Directors.  For so long as any Investor or any of its Affiliates owns any of the Investor Shares or any of the principal amount of the Notes remains outstanding, each Shareholder shall vote (or shall cause to be voted) all the Securities owned or controlled by such Shareholder (including any Securities hereafter acquired), at any regular or special meeting of shareholders of the Company, shall take all action by written consent in lieu of such meeting of shareholders (to the extent permitted by applicable Law to effect the terms hereof), shall cause the Board nominated by it, as applicable, to vote to effect the terms hereof, and, without limiting the foregoing, shall take all other actions necessary to ensure at all times that:

(a)

the Board of Directors shall not exceed seven (7) members;

(b)

there shall be elected as members of the Board:

(1)

up to two (2) directors nominated by the Investor (each, an “Investor Director” and collectively the “Investor Directors”), upon written notice to the Company informing the Company of the Investor’s election to nominate directors to the Board in accordance with this Section 4.1;

(2)

one (1) individual with relevant experience in the industry pertinent to the Company’s business who is not an employee of the Company and who is acceptable to the other directors on the Board, designated by the mutual agreement of the Investor and the Principal Shareholders; and

(c)

The Company shall take all necessary action, from time to time and at all times, so as to maintain the total size of the Board (including vacancies) to permit the Investor Director(s) to be appointed to the Board pursuant to clause (B) of this Section 4.1.

The remaining directors of the Company shall be nominated and elected by the shareholders of the Company in accordance with the Company’s bylaws and articles of incorporation then in effect.  Notwithstanding the foregoing, to the extent that the application of the clauses (a) and (b) of this Section 4.1 shall result in the election of fewer than seven (7) directors, the size of the Board shall be reduced accordingly. The Company shall pay the reasonable expenses incurred by the Investor Director(s) to attend meetings of the Board.

4.2

D&O Insurance.  Upon written notice of Investor’s election to nominate the Investor Directors, the Company shall purchase directors and officers insurance covering all of the directors and officers of the Company, in form and substance reasonably acceptable to the Investor, if no such directors and officers insurance exists as of the date of such written notice.

4.3

Dismissals; Vacancies.  The Investor Director(s) may not be removed or replaced except by the Investor. The Investor shall be entitled to nominate a person to fill any vacancy created in the position of the Investor Director(s) (whether that vacancy is created by the death, resignation, or removal of such person, the termination of such director’s term or otherwise).

4.4

Failure to Designate a Board Member.  In the absence of any designation from the persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

4.5

Board Proceedings, Quorum.  Regular meetings of the Board shall take place at least once in each semi-annual period. For so long as the Investor or any of its Affiliates holds any of the Investor Shares or so long as all or any of the principal amount of the Notes remains outstanding, quorum for a meeting of the Board shall be a majority of directors and shall include, in each case, the attendance of the Investor Director(s), if applicable.

4.6

Meetings Via Teleconference.  Members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a teleconference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at the meeting.

4.7

No Liability for Election of Recommended Directors.  No Party, nor any Affiliate of any such Party, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Party have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

4.8

General Meeting of Shareholders.  The general meeting of shareholders shall convene on a regular basis, but in any event not less frequently than once every year, to review matters relating to the operation of the Company, to take such actions as are reserved for approval by the shareholders of the Company pursuant to the provisions of this Agreement, the Articles of Incorporation and the Companies Act, and to review such other matters as the shareholders of the Company may deem appropriate. A general meeting of shareholders may be convened only upon at least two (2) weeks’ notice to the shareholders of such meeting and the purposes thereof, unless such prior notice period is waived or shortened by unanimous written consent of the shareholders. No general meeting of shareholders shall be held unless the holders of at least a majority of the issued and outstanding Securities entitled to vote attend such meeting (whether in person or by proxy). Except as required by the Nevada General Corporation Law, and subject to Section 6.1, all resolutions of the shareholders shall require the affirmative vote of the holders of a majority of the issued and outstanding Securities entitled to vote on such resolution, represented at a meeting at which shareholders representing a majority of the issued and outstanding Securities entitled to vote are present.

4.9

Written Consents.  Any action required or permitted to be taken at any meeting of the shareholders or Board may be taken without a meeting if all shareholders or members of the Board, as applicable, consent thereto in writing, to the extent permitted by applicable Law.

5.

RESTRICTION ON SALE AND PURCHASE OF SHARES

5.1

Transfers Generally.

(a)

The Principal Shareholders shall not, directly or indirectly, sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or otherwise encumber (in each case, a “Transfer”), any of their Securities unless such Transfer shall have been previously approved by the express written consent of the Investor. Any purported Transfer or other disposition in violation of this Agreement shall be void.  The restrictions on Transfer contained in this Section 5 are in addition to and separate from any prohibitions on the Transfer of Securities contained in the Pledge Agreement.

(b)

The Investor (or any direct or indirect transferee of the Investor) may Transfer any of its Securities, together with, to the extent of the number of Securities being transferred, its rights and interests under this Agreement, to any Person.

(c)

In addition to the requirements set forth in Section 5.1 in respect of the transfer of Securities by a Principal Shareholder, until the earlier of (i) the first date that the Investor or any of its Affiliates fails to own any of the Investor Shares and there is no longer any principal amount outstanding on the Notes, and (ii) an Exchange Listing, any purported Transfer of Securities by a Principal Shareholder must also satisfy the requirements set forth below in Section 5.2 and Section 5.3 prior to effecting any Transfer of Securities.

5.2

Right of First Refusal.

(a)

Sale Notice.  If at any time a Principal Shareholder (the “Selling Shareholder”) proposes to Transfer its Securities to one or more Persons (the “Proposed Transferee”) pursuant to an understanding with such Transferee (a “Proposed Transfer”), the Selling Shareholder shall first deliver written notice (the “Sale Notice”) to the Investor, which notice shall specify (i) the Proposed Transferee, (ii) the class and number of Securities to be sold or disposed of (collectively, the “Relevant Shares”), (iii) the consideration to be paid for each Relevant Share (the “Sale Price”), and (iv) the material terms and conditions upon which the Proposed Transfer is to be made (including a copy of any written proposal, term sheet or letter of intent or other agreement relating to the Proposed Transfer).

(b)

Investor’s Option.  The Investor shall have the opportunity to purchase all or any part of the Relevant Shares.  If the Investor desires to purchase all or any part of the Relevant Shares, the Investor must, within the fifteen (15)-day period (the “Investor Refusal Period”) commencing on the date of receipt of the Sale Notice by the Investor, give written notice to the Selling Shareholder of the Investor’s election to purchase the Relevant Shares at a price per share equal to the Sale Price.  A failure by the Investor to exercise its right of first refusal within the Investor Refusal Period shall be deemed a waiver of such right; however, such failure shall not affect the Investor’s tag-along right as set forth in Section 5.3 below.

(c)

Valuation of Property.  Should the Sale Price specified in the Sale Notice be payable in whole or in part in property other than cash or evidences of indebtedness, the cash equivalent value of the non-cash consideration will be determined by the Board (including the consent of at least one (1) Investor Director, if any) in good faith, which determination shall be binding upon the Transferor, absent fraud or error.

(d)

The closing of any purchase of Securities pursuant to the Investor’s right of first refusal in this Section 5.2 shall take place on the next Business Day following the day falling twenty (20) days after the end of the fifteen-day period referred to in Section 5.2(b).

5.3

Tag-Along.

(a)

If the Selling Shareholder intends to Transfer Shares to a Proposed Transferee, to the extent the Investor does not exercise its rights of first refusal as to all of the Relevant Shares pursuant to Section 5.2, the Investor shall have an option for a period of fifteen (15) days from the end of the Investor Refusal Period to participate in such sale of Securities on terms no less favorable than those being offered to the Proposed Transferee. If Investor gives no such notice with respect to its tag-along rights within such fifteen-day period, it shall be deemed to have waived its entitlement to participate in the Proposed Transfer.

(b)

The Investor shall send notice to the Transferor indicating the number of Securities the Investor wishes to sell under its right to participate. The Investor may elect to sell up to such number of Securities equal to the product of (i) the aggregate number of Securities proposed to be sold to the Transferee (including, for the avoidance of doubt, the number of Common Shares that would be issuable upon the exercise, conversion or exchange of any of such Securities) by (ii) the fraction that represents the Fully Diluted Percentage Ownership of the Investor on the date of the Sale Notice.

(c)

The Investor shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the Proposed Transferee one or more certificates and instruments of transfer, properly endorsed for transfer, which represent the type and number of Securities which Investor elects to sell; provided, however, that if the Proposed Transferee objects to the delivery of non-Common Share Securities in lieu of Common Shares, the Investor shall convert such non-Common Share Securities into Common Shares and deliver certificates and instruments of transfer corresponding to such Common Shares. The Company agrees to make any such conversion of Securities concurrent with the actual transfer of Common Shares to the Proposed Transferee and contingent on such transfer.

(d)

The share certificate or certificates that the Investor delivers to the Transferor pursuant to Section 5.3 shall be transferred to the Proposed Transferee in consummation of the sale of the Securities pursuant to the terms and conditions specified in the Sale Notice, and the Transferor shall concurrently therewith remit to the Investor that portion of the sale proceeds to which the Investor is entitled by reason of its participation in such sale.

(e)

To the extent that any Proposed Transferee prohibits the participation of the Investor exercising its tag-along rights hereunder in a Proposed Transfer or otherwise refuses to purchase Securities from the Investor exercising its tag-along rights hereunder, the Selling Shareholder shall not sell to such Proposed Transferee any Securities unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such Common Shares or other Securities from the Investor for the same consideration and on terms no less favorable than described in the Sale Notice.

5.4

Non-Exercise of Rights.

(a)

To the extent that the Investor has not exercised its rights to purchase all or a portion of the Relevant Shares within the time periods specified in Section 5.2, the Selling Shareholder shall have a period of forty-five (45) days from the expiration of such rights in which to sell the remaining Relevant Shares to the Proposed Transferee identified in the Sale Notice upon terms and conditions (including the purchase price) no more favorable than those specified in the Sale Notice.

(b)

The Parties agree that each Proposed Transferee shall, prior to the consummation of any Proposed Transfer, have executed documents assuming the obligations of such Selling Shareholder under this Agreement with respect to the transferred Common Shares.  In the event the Proposed Transferor does not consummate the sale or disposition of the Relevant Shares within forty-five (45) days from the expiration of such rights, the Investor’s first refusal rights and tag-along rights shall continue to be applicable to any subsequent disposition of the Securities by the Selling Shareholder until such rights lapse in accordance with the terms of this Agreement.

(c)

The exercise or non-exercise under Section 5.2 and Section 5.3 of the rights of the Investor to purchase Securities from a Selling Shareholder or the Investor to participate in the sale of Securities by a Selling Shareholder shall not adversely affect the Investor’s rights to make subsequent purchases of Securities from the Selling Shareholder or subsequently participate in sales of Securities by the Selling Shareholder pursuant to its rights hereunder.

5.5

Transfer Terms.

(a)

Any transfer of Securities by the Principal Shareholder under Section 5.1(a), and Section 5.2 and Section 5.3 shall be on terms that such Securities are transferred (i) free from all Liens and (ii) with the benefit of all rights attaching to them as at the date of such transfer.

(b)

Each Party shall take any and all steps within its power to procure that the Board does not approve any Transfer of Securities unless the terms of such Transfer complies with this Agreement and the Organizational Documents.

(c)

Each Party shall take any and all steps which are within its power and which are reasonably necessary to effect the Transfer of any Securities in accordance with the terms of this Agreement in a timely fashion. Any Transfer of Securities to a third party prior to an Exchange Listing shall be conditional on such third party becoming a party to this Agreement and becoming subject to the rights and obligations of the transferor under this Agreement.

(d)

Notwithstanding anything to the contrary in this Agreement, any attempt by a Principal Shareholder to transfer Securities in violation of this Section 5 shall be void, and the Company agrees it will not effect such a transfer nor will it treat any alleged Transferee as the holder of such shares without the written consent of the Investor.

6.

COVENANTS

6.1

Matters Subject to Veto.  Until the earlier of (i) the first date that the Investor or any of its Affiliates fails to own any of the Investor Shares and there is no longer any principal amount outstanding under the Notes, and (ii) an Exchange Listing, the Company shall not carry out, and none of the Principal Shareholders or members of the Board shall propose or pass or vote on any resolution or take any action with respect to the Company carrying out, any of the matters specified in Section 6.1(a) to (w), inclusive, without, in addition to any other authorization or approvals required by Law, the Articles of Incorporation or other Organizational Documents of the Company, the prior written approval of the Investor (which approval of the Investor Director(s), if present, shall be sufficient to satisfy the Investor approval rights under this Section 6.1).

(a)

Organizational Documents.  Modify, alter, repeal or amend any of the Company Group’s Organizational Documents or effect any change of legal form of any member of the Company Group.

(b)

Major Transaction.  Merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its assets in any one transaction or series of transactions.

(c)

Dividends or Repurchases.  Declare or pay dividends or other distributions, direct or indirect, in cash or in property, by any member of the Company Group, or redeem, retire, purchase or otherwise acquire any securities by any member of the Company Group, except as expressly contemplated by the Transaction Documents.

(d)

Equity Interests.  Other than as expressly contemplated in the Transaction Documents, authorize, reclassify, recapitalize, issue, offer or exchange any equity interests of any member of the Company Group, including, without limitation, any and all shares of capital stock, securities convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares and any securities that represent the right to receive any of the foregoing.

(e)

Benefit Plans.  Grant any equity incentives, and adopt or amend any equity incentive plan or employee benefit plan, for the benefit of officers, directors or employees of any member of the Company Group (other than contemplated by the Management Incentive Plan).

(f)

Business Plan.  (i) Approve any Business Plan or annual budget or operating plan other than as contemplated in Section 6.4, (ii) modify or revise and approved Business Plan, (iii) deviate from any line items contained in any Board-approved Business Plan, and (iv) authorize, approve or enter into any new business venture or opportunities not expressly contemplated in a Board-approved Business Plan.

(g)

Expenditures.  (i) Acquire, or invest in, any business, (ii) make any capital expenditure for an amount greater than $500,000, (iii) dispose of any asset for an amount greater than $50,000 or less than the book value of such asset (other than the sale of inventory in the ordinary course of business), and (iv) acquire or purchase any interest in any real property, other than, in each case, as specifically pre-approved by the Board in an Annual Budget.

(h)

Bankruptcy and Liquidation.  Commence or consent to any proceeding seeking (i) to adjudicate it as bankrupt or insolvent, (ii) liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its indebtedness under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property.

(i)

Board Change.  Alter the size of the Board, or the term or duties of the members of the Board, except as contemplated under this Agreement.

(j)

Public Offering.  Any public offering or registration of securities of any member of the Company Group other than as expressly contemplated by the Transaction Documents.

(k)

Fiscal Year.  Change of the term of the fiscal year of any member of the Company Group.

(l)

Material Agreements.  Enter into, extend, terminate or otherwise materially modify or amend:  (i) any material Contract and (ii) any other agreement with an Affiliate, officer, director, stockholder, consultant or employee of the Company Group.

(m)

Indebtedness.  Create, incur, assume guarantee or be or remain liable for, contingently or otherwise, or suffer to exist any (x) Indebtedness other than for Indebtedness that is  provided in the Board-approved Annual Budget, or (y) Liens other than Permitted Liens.

(n)

Financing. Enter or agree to any other capital raising transaction or transactions with any Person other than the Investor or its Affiliates.

(o)

Investments, Partnerships and Joint Ventures.  (i) Subscribe, purchase or acquire any securities of, or any interest in, or the making of any contribution to, any Person (other than contributions by such Company Group member to another member of the Company Group), (ii) create or cause to be formed any new subsidiary, (iii) enter into any partnerships, joint ventures or consortiums, or (iv) otherwise transfer all or any part of the businesses of the Company Group to another Person.

(p)

Management Team.  Hire, suspend, terminate, remove, or materially change the scope of duties of any member of the management team of the Company Group, including, without limitation, any Key Employee.

(q)

Compensation.  Materially increase or change the compensation package (including salary, bonus and equity incentives, if any) of any member of the management team of the Company Group, and any other employee of the Company with an annual total compensation package in excess of US$100,000.

(r)

Accountants.  Appoint or remove any independent public accountant of the Company Group, including the Qualified Accounting Firm.

(s)

Litigation.  Commence or settle any litigation or claim involving a monetary payment greater than US$100,000 or which imposes restrictions on the Company Group or the conduct of their businesses, except collection actions against third parties in the ordinary course of business.

(t)

Principal Business Location.  Change the location of the Company’s principal business and office.

(u)

Tax and Accounting Practices.  Adopt or change a significant tax or accounting practice or the making of any significant tax or accounting election or the adoption of any position for purposes of any financial statements that, in the reasonable judgment of the Investor, shall have a material adverse effect on the Company Group, taken as a whole, or on the Investor, unless the taking of such position is expressly contemplated by the Transaction Documents.

(v)

Transactions with Related Parties.  Enter into any transaction with any Related Party (as defined in Rule 405 promulgated under the Securities Act), except (i) as expressly permitted by the Transaction Documents or (ii) in the ordinary course of business and pursuant to the reasonable requirements of the business of the Company Group, and, in the case of clause (ii), upon fair and reasonable terms no less favorable to the Company Group than would be obtained in a comparable arm’s-length transaction with a Person not a Related Party and which are disclosed in advance to the Investor.

(w)

Other Businesses.  Engage, directly or indirectly, in any business other than the business currently conducted by the Company Group.

6.2

Inspection.  Without limiting any other rights of the Investor under applicable Law, the Company covenants and agrees that it shall permit any authorized representatives of the Investor to visit and inspect any of the properties of the Company Group and examine the books of account and records of the Company Group and discuss the affairs, finances and accounts of the Company Group with the directors, officers, employees, accountants, legal counsel and investment bankers of the Company Group, all at such reasonable times as may be requested by the Investor.

6.3

Information Rights.  Without limiting any other rights of the Investor under applicable Law, the Company covenants that, until the earlier of (i) the first date that the Investor or any of its Affiliates fails to own any of the Investor Shares and there is no longer any principal amount outstanding under the Notes, and (ii) an Exchange Listing, the Company shall continuously provide the Investor with the following information:

(a)

within ninety (90) days after the end of each fiscal year, commencing with the fiscal year ending 2007, audited consolidated financial statements of the Company Group for such fiscal year, including an audited consolidated balance sheet of the Company Group as of the end of such fiscal year and the related statements of income and cash flows for such fiscal year, all in reasonable detail and accompanied by a report thereon of a Qualified Accounting Firm as to such financial statements representing fairly the financial position of the Company as of the dates indicated and the results of its operations and cash flows for the periods indicated in conformity with GAAP, and as to such audit having been made in accordance with generally accepted auditing standards;

(b)

within sixty (60) days after the end of each fiscal quarter, unaudited financial statements of the Company for such fiscal quarter, including an unaudited balance sheet of the Company as at the end of such fiscal quarter and the related  statements of income and cash flows for such fiscal quarter and for the period from the beginning of the then-current fiscal year to the end of such fiscal quarter, in each case, prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end adjustments made in accordance with GAAP;

(c)

within thirty (30) days after the end of each month, unaudited financial statements of the Company for such month, including an unaudited balance sheet of the Company as at the end of such month and the related  statements of income and cash flows for such month and for the period from the beginning of the then-current fiscal year to the end of such month, in each case, prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end adjustments made in accordance with GAAP;

(d)

promptly from time to time, such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor may from time to time reasonably request, or promptly after transmission or occurrence (but in any event within ten (10) days), other reports, press releases and non routine communications with shareholders or the financial community, the Company’s accountants and business consultants, governmental agencies and authorities, any reports filed by the Company or its officers, directors and representatives with any securities exchange and notice of any event which would have a significant effect on the Company’s results of operations, business, prospects or financial condition or on the Investor’s investments in the Company.

6.4

Business Plan.  As early as practicable, but in any event at least no later than sixty (60) days following the start of each fiscal year, the Company shall deliver to the Board a business plan, consolidated capital and operating expense budgets, cash flow projections, and income and loss projections for the Company in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing (“Business Plan”). The Business Plan shall be approved by the Board pursuant to Section 6.1 of this Agreement.

6.5

Hiring of Senior Executive(s).  Within six months of the Initial Closing, if the Company and Investor mutually agree that it is reasonably necessary for the Company to hire one or more senior executives, then upon the approval of the Board of Directors the Company shall hire such executive(s) at its own expense.

6.6

Key Employee Employment Agreements.  The Company shall maintain employment agreements with each of the chief executive officer, the chief financial officer, and the chief operating officer of the Company in a form acceptable to the Investor, which agreements shall set forth the salary, annual performance-based bonus (if any), and rights of such chief executive officer, the chief financial officer or the chief operating officer, as the case may be.  Such employment agreements shall, at a minimum, have (a) confidentiality provisions, (b) non-compete provisions (prohibiting the direct or indirect engagement of any business or activity that competes with the business of the Company in the People’s Republic of China), and (c) non-solicitation provisions (prohibiting any solicitation of the Company’s customers and employees), expiring no less than two years following the termination of such chief executive officer’s, the chief financial officer’s or the chief operating officer’s employment with the Company.

6.7

Most Favored Investor Status.  In the event of any future capital raising or financing transaction by the Company or any other member of the Company Group permitted by the Transaction Documents in which the Company proposes to grant to a Person (other than the Investor or its Affiliates) any rights or terms that are more favorable, in the Investor’s reasonable view, than the rights and terms granted under the Transaction Documents, the Company shall grant such favorable rights and terms to the Investor.

6.8

Exchange Listing.  The Company shall make such filings, registrations or qualifications and take all other necessary action and will use its best efforts to obtain such consents, approvals and authorizations, if any, and satisfy all conditions that such Exchange may impose on the listing of the Common Stock and shall use its best efforts to obtain such listing on an Exchange by no later than the third anniversary of the Initial Closing and maintain such listing continuously thereafter for so long as all or any of the principal amount of the Notes remains outstanding or so long as the Investor owns any of the Conversion Shares.

6.9

Qualified Accounting Firm.  The Company shall, no later than April 1, 2008, appoint at its own expense any one of the following accounting firms as auditor of the Company Group, and shall cause this auditor to audit the Company Group’s consolidated annual financial statements for the fiscal year beginning January 1, 2007 and perform interim reviews of the Company’s consolidated quarterly financial statements, all in accordance with Regulation S-X:  PricewaterhouseCoopers, Deloitte Touche Tohmatsu, Ernst & Young, or KPMG (each, a “Qualified Accounting Firm”).

6.10

Compliance.  The Company shall do or cause to be done all things necessary to (i) preserve, renew and keep in full force and effect its legal existence, (ii) preserve, renew and keep in full force and effect all of its Permits and Intellectual Property, and (iii) comply in all material respects with all Laws and regulations applicable to the operation of the business.

6.11

Notices.  The Company shall give the Investor prompt written notice of the following: (i) issuance by any Governmental Authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, all or any portion of the business of the Company Group, (ii) notice, filing or commencement of any action, suit or proceeding against any of the Company Group, (iii) any default or event of default, specifying the nature and extent thereof and the action (if any) that is proposed to be taken with respect thereto, under the Notes or any other Contract to which the Company Group is a party, or (iv) any development in the business or affairs of any of the Company Group that could have a material adverse effect.

6.12

Certain Securities Law Matters.

(a)

As long as any of the Investor Shares are “restricted securities” within the meaning of Rule 144(a)(3) or Rule 905 under the Securities Act, and during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, Company Group shall provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

(b)

During the two-year period after the date of the Initial Closing Date (or such shorter period as may be provided for in Rule 144(k) under the Securities Act, as the same may be in effect from time to time), Company Group shall not, and shall not permit any current or future subsidiaries of the Company or any other affiliates (as defined in Rule 144A under the Securities Act) controlled by the Company to, resell any of the Purchased Securities which constitute “restricted securities” under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries of the Company or any other affiliates (as defined in Rule 144A under the Securities Act) controlled by the Company, except pursuant to an effective registration statement under the Securities Act.

(c)

Company shall not register any transfer of any Securities that are not (i) made in accordance with the provisions of Regulation S under the Securities Act, (ii) made pursuant to registration under the Securities Act, or (iii) made pursuant to an available exemption under the Securities Act.

6.13

Transfer Taxes.  The Company shall pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by any Governmental Authorities or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Investor Shares or the sale thereof to the Investor.

6.14

Hindrance of Rights of Shareholder.  The Company shall not take any action that would prevent the exercise by any Shareholders of its rights hereunder, or the performance by any Shareholder of its obligations hereunder.  Neither the Company nor any Shareholder shall take any action that would prevent the exercise by the Investor of its rights hereunder.

6.15

Maintenance.  The Company shall preserve and keep in full force and effect its corporate existence, rights, franchises and lease agreements and maintain its properties in good condition, except where failure to do so would not have a Material Adverse Effect on the Company.

6.16

Insurance.  The Company shall maintain appropriate levels of insurance, including directors and officers insurance and key-man insurance.

7.

CONFIDENTIALITY AND PUBLICITY

7.1

Confidentiality.  Each Party agrees to keep this Agreement, the provisions of this Agreement and the transactions contemplated by this Agreement (including the negotiation process) strictly confidential except to the extent the Parties agree to disclosure in writing or one of the Parties determines upon legal advice that it is required by Law to be disclosed (in this case, the Parties shall act in good faith to agree upon such announcement or public notification). Any disclosure of information pursuant to this Section 7 shall not discharge any Party from its obligation to keep any information not contained in such disclosure confidential or (if such disclosure is made to a specified third party) not to make any disclosure to any other party. Notwithstanding the above, the Investor may, after the date of this Agreement, disclose that it has agreed to invest in the Company. In such case, the terms and conditions of the investment shall not be disclosed unless required by Law.

8.

NO RESTRICTIONS ON THE INVESTOR’S BUSINESS

8.1

Investor’s Business.  Nothing in this Agreement shall in any way limit or be construed as limiting the ability of the Investor or any of its Affiliates to, in the present or future, carry out and engage in any and all activities associated with its business, including, but not limited to, brokerage, investment advisory, investment company, financial advisory, principal investing, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, underwriting, agency, derivatives, foreign exchange and other similar activities conducted in the ordinary course of its and its A

9.

TERMINATION OR SUSPENSION OF THIS AGREEMENT

9.1

Term and Termination.  The rights and obligations of the Shareholders set forth in this Agreement shall terminate upon the earlier of (a) the date the Investor or any of its Affiliates (including any successor to the rights and obligations of the Investor) ceases to hold any Investor Shares and the Company’s obligations under the Notes have been fully and indefeasibly paid and performed or otherwise satisfied; (b) the Principal Shareholders (including any successor to the rights and obligations of the Principal Shareholders) cease to hold any Securities; and (c) by mutual agreement by all Parties; provided, that upon the Transfer by any Shareholder of all Securities owned by it in accordance with the provisions hereof, such Shareholder shall automatically cease to be a party to this Agreement and shall have no further rights or obligations hereunder.

9.2

Suspension Due to Application for Exchange Listing.  Upon or in connection with any application for an Exchange Listing being filed or any similar listing on any internationally recognized public market, the Shareholders shall take all steps as may reasonably be requested by the Company to satisfy any requirement of the applicable Exchange or other relevant stock exchange or stock exchange regulating body or any applicable securities Laws required to achieve an Exchange Listing or other authorized listing, including but not limited to agreeing to suspend any of their rights under this Agreement to the extent required by such relevant stock exchange or any applicable securities Laws; provided that in the case of the rights of the Investor, the Parties shall use all reasonable efforts to replace, to the extent practicable, such suspended rights from the time of suspension with rights amongst the parties to this Agreement which are as close as possible in their effect to such suspended rights without breaching the requirements of such relevant stock exchange or any applicable securities Laws.

9.3

Effect of Termination or Suspension

(a)

If this Agreement is suspended pursuant to Section 9.2, all obligations of the Parties to this Agreement under this Agreement shall be temporarily suspended, except for those obligations which are intended, expressly or impliedly, to survive the termination of this Agreement; provided, however, that no such suspension of this Agreement shall relieve any Party of any liability for breaches of this Agreement occurring prior to the date of suspension.

(b)

If the Exchange Listing application made pursuant to Section 9.2 is rejected, dismissed, cancelled, or becomes invalid for any reason, or otherwise the stock exchange listing based on the listing application becomes untenable, the effect of the suspension shall be automatically cancelled, and the Agreement again becomes valid from the time when the listing application is abandoned. If any Party conducted, during the period of suspension pursuant to Section 9.2, any act that would constitute a breach of the Agreement if the Agreement were not suspended, that Party shall cure the act within one month after the Agreement again becomes valid, and failure to cure it within this one month period will be deemed to be a breach of the Agreement.

(c)

If this Agreement terminates, the Parties shall be released from their obligations under this Agreement, except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement. If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination.

(d)

Notwithstanding any termination hereof pursuant to Section 9, all of Sections 2, 6.12, 7 and 10 and this Section 9.3 shall survive any termination hereof and continue in accordance with their respective terms.

10.

MISCELLANEOUS

10.1

Governing Law.  This Agreement shall be governed by and construed under the laws of the State of New York, without regard to conflicts of law principles.

10.2

Indemnity.

(a)

Each of the Principal Shareholders hereby agrees to severally but not jointly indemnify and hold harmless the Investor, and such Investor’s employees, Affiliates, agents and assigns, from and against any and all Indemnifiable Losses suffered by such Investor, or such Investor’s employees, Affiliates, agents and assigns, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by the Company or such Principle Shareholder in or pursuant to this Agreement.

(b)

Any Party seeking indemnification with respect to any Indemnifiable Loss (an “Indemnified Party”) shall give written notice to the party required to provide indemnity hereunder (the “Indemnifying Party”).

(c)

If any claim, demand or Liability is asserted by any third party against any Indemnified Party, the Indemnifying Party shall upon the written request of the Indemnified Party, defend any actions or proceedings brought against the Indemnified Party in respect of matters embraced by the indemnity under this Section 10.2.  If, after a request to defend any action or proceeding, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the Indemnified Party suffered by it in good faith shall be conclusive in its favor against the Indemnifying Party, provided, however, that, if the Indemnifying Party has not received reasonable notice of the action or proceeding against the Indemnified Party or is not allowed to control its defense, judgment against the Indemnified Party shall only constitute presumptive evidence against the Indemnifying Party.

(d)

This Section 10.2 shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation.

10.3

Dispute Resolution.

(a)

Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute.  Such consultation shall begin immediately after any party has delivered written notice to any other party to the Dispute requesting such consultation.

(b)

If the Dispute is not resolved within sixty (60) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any party to the Dispute with notice to each other party to the Dispute (the “Arbitration Notice”).

(c)

The arbitration shall be conducted in Hong Kong and shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Procedures for the Administration of International Arbitration in force at the time of the commencement of the arbitration.  There shall be one (1) arbitrator selected by the Company and the Investor.  If the arbitrator has not been appointed within thirty (30) days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the Centre.

(d)

The arbitration proceedings shall be conducted in English.  The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law as in effect at the time of the commencement of the arbitration.  However, if such rules are in conflict with the provisions of this Section 10.3, including the provisions concerning the appointment of arbitrators, the provisions of this Section 10.3 shall prevail.

(e)

Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(f)

The arbitrators shall decide any dispute submitted by the parties to the arbitration tribunal strictly in accordance with the substantive law of New York and shall not apply any other substantive law.

(g)

Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(h)

During the course of the arbitration tribunal’s adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

(i)

The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

10.4

Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (i) when hand-delivered to the other Party, (ii) when sent by facsimile at the number set forth on the signature page hereof upon successful transmission report being generated by the sender’s machine, (iii) three (3) Business Days after deposit with an international overnight delivery service, postage prepaid, addressed to the Parties as set forth on the signature page with next-business-day delivery guaranteed, provided that the sending Party receives a confirmation of delivery from the delivery service provider, or (iv) when sent by electronic mail, in each case to such Party at its address as follows:

if to the Principle Shareholders, to the address indicated on the signature page hereto.

if to the Company, to:

Room 909, Tower B

Chang’an Metropolis Center

No. 88 Nanguanzheng Street

Xi’an 710068, China

Attention: Guangyu Wu, Chief Executive Officer

Tel: +86 (29) 8765-1096

Fax: +86 (29) 8765-1099

with a copy to:

Bernard & Yam, LLP

401 Broadway, Suite 1501

New York, NY 10013

Attention: Bin Zhou

Tel: 1 (212) 219-7783

Fax: 1 (212) 219-3604

if to the Investor, to:

Carlyle Asia Investment Advisors Limited

2202-2207A, Plaza 66

1266 Nanjing Xi Road

Shanghai  200040, P.R.C.

Attention: Nicholas Shao

Phone +86 (21) 6103-3266

Fax: +86 (21) 6103-3220

with a copy to:

O’Melveny & Myers LLP

Plaza 66, 37th Floor

1266 Nanjing Road West

Shanghai 200040, P.R.C.

Attention: Portia Ku

Tel: + 86 (21) 2307-7000

Fax: + 86 (21) 2307-7300

Each person making a communication hereunder by facsimile or electronic mail shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile or electronic mail pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication.  A Party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 10.4 by giving the other Party written notice of the new address in the manner set forth above.

10.5

Entire Agreement; Prior Agreements; Conflicts.  This Agreement, together with all the Exhibits and Schedules hereto, constitutes and contains the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the Parties respecting the subject matter hereof.  If there is any discrepancy or conflict between this Agreement and the Articles of Incorporation or other Organizational Documents, the provisions of this Agreement shall prevail and the Parties agree to amend the Articles of Incorporation or the other Organizational Documents, as the case may be, so as to comply with this Agreement to the extent allowed by the Laws of the state of Nevada. In addition, if there should be any such difference or discrepancy, the Parties agree to vote the Securities owned by them and take other necessary action so as to cause the provisions of this Agreement to be duly effected, carried out and complied with, as closely as practicable and as permitted by applicable Law, as if this Agreement, rather than the Articles of Incorporation or other Organizational Documents, was the controlling instrument of the Company.

10.6

Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

10.7

Counterparts; Facsimile.  This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.8

Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.9

Further Assurances.  At any time or from time to time after the date hereof, the Parties agree to cooperate with each other and, at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

10.10

Costs of Enforcement.  If any Party seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing Party shall pay all costs and expenses incurred by the prevailing Party, including, without limitation, all reasonable attorneys’ fees.

10.11

Interpretation; Captions.  This Agreement shall be construed according to its fair language.  The rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be employed in interpreting this Agreement.  The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

10.12

Consent Required to Amend, Terminate or Waive.  This Agreement may be amended or modified and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (i) the Company, (ii) the holders of a majority of the Common Shares then held by the Principal Shareholders (voting together as a single class and on an as-converted basis), and (iii) the Investor.

10.13

Endorsement of Share Certificates.  Each certificate representing any Securities now or hereafter owned by a Shareholder or issued to any Person in connection with a transfer by the Principal Shareholder pursuant to Section 5 hereof shall be endorsed by the Company with a legend reading substantially as follows:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN TERMS, CONDITIONS AND RESTRICTIONS SET FORTH IN A SHAREHOLDERS AGREEMENT BY AND BETWEEN THE HOLDER HEREOF, THE COMPANY AND CERTAIN OTHER SHAREHOLDERS OF THE COMPANY.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates evidencing Securities subject to this Agreement issued after the date hereof to bear the legend required by this Section 10.13 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Securities upon written request from such holder to the Company at its principal office.  The Parties do hereby agree that the failure to cause the certificates evidencing the Securities to bear the legend required by this Section 10.13 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

10.14

Implementation of this Agreement.  Notwithstanding the rights each Shareholder has or will have under the applicable Laws due to the holding of Securities or otherwise, the Company and the Shareholders shall take any action necessary to enforce the provisions of this Agreement (including but not limited to the exercise of voting rights held by each of them and the holding of extraordinary general meetings of shareholders and meetings of the Board of Directors necessary for the fulfillment or compliance of the provisions of this Agreement).

[Signatures on Following Pages]

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the day and year herein above first written.

COMPANY:

CHINA RECYCLING ENERGY CORPORATION

By: ______________________

Name:

Title:

INVESTOR:

CARLYLE ASIA GROWTH PARTNERS III, L.P.

By: ______________________

Name:

Title:

CAGP III CO-INVESTMENT, L.P.

By: ______________________

Name:

Title:

S-1

PRINCIPAL SHAREHOLDERS:

By: ______________________

Hanqiao Zheng
Address:

By: ______________________

Ping Sun

Address:

S-2